As filed with the Securities and Exchange Commission on November 9, 2004
                                                                                                                                                                          &nb sp;     No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DeVry Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3150143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Tower Lane Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Offices)	(Zip Code)

DeVry Inc. 2003 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Marilynn J. Cason
Senior Vice President, General Counsel and Corporate Secretary
DeVry Inc.
One Tower Lane
Oakbrook Terrace, Illinois  60181
(Name and Address of Agent For Service)

(630) 571-7700
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common Stock, $.01 par value	2,000,000	$14.49	$28,970,000	$3,670.50

*   Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices reported in the consolidated reporting system for the Common Stock on November 2, 2004.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.    Incorporation of documents by reference.

                The following documents, which have heretofore been filed by DeVry Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	Annual Report on Form 10-K for the year ended June 30, 2004.

(b)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

(c)

The description of Common Stock under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A dated April 22, 1991 filed under Section 12 of the Exchange Act, as amended by Amendment No. 1 to the Registration Statement on Form 8-A dated June 6, 1991 and Amendment No. 2 to the Registration Statement on Form 8-A dated June 12, 1991, and as further updated by the description of Common Stock contained in the Company's Report on Form 10-C filed under Section 13 of the Exchange Act on September 27, 1991.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

                Not applicable.

Item 5.    Interests of Named Experts and Counsel.

                Not applicable.

Item 6.    Indemnification of Directors and Officers.

                (a)           The Delaware GCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance.  Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by‑laws, agreement, vote of stockholders or otherwise.

                (b)           Article TENTH of the Certificate of Incorporation of the Registrant permits, and Article VI of the By‑Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

                (c)           In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

                (d)           The Registrant has entered into an Indemnification Agreement with each of its Directors which provides for the indemnification of the Directors in a variety of circumstances.

Item 7.    Exemption from Registration Claimed.

                Not applicable.

Item 8.    Exhibits.

                See Index to Exhibits, which is incorporated herein by reference.

Item 9.    Undertakings.

                The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective  amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 9th day of November, 2004.

                                                                                                                DeVry Inc.

                                                                                                                By: /s/ Dennis J. Keller
                                                                                                                        Dennis J. Keller
                                                                                                                       Chairman of the Board

POWER OF ATTORNEY

                Each person whose signature appears below hereby constitutes and appoints Dennis J. Keller and Ronald L. Taylor and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on the 9th day of November, 2004.

Signature	Title

/s/ Dennis J. Keller	Chairman of the Board
Dennis J. Keller

/s/ Ronald L. Taylor	Director, Chief Executive Officer
Ronald L. Taylor

/s/ Norman M. Levine Norman M. Levine	Senior Vice President, and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ David S. Brown	Director
David S. Brown

/s/ Charles A. Bowsher	Director
Charles A. Bowsher

/s/ Connie Curran	Director
Connie Curran

/s/ Frederick A. Krehbiel	Director
Frederick A. Krehbiel

/s/ Thurston E. Manning	Director
Thurston E. Manning

/s/ Robert C. McCormack	Director
Robert C. McCormack

/s/ Julie A. McGee	Director
Julie A. McGee

/s/ Hugo J. Melvoin	Director
Hugo J. Melvoin

/s/ Harold T. Shapiro	Director
Harold T. Shapiro

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Sequential Page Number

4.1	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the year ended June 30, 1995 0-12751)

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Form S-3, File No. 333-22457 dated February 27, 1997)

4.3

Amended and Restated by-Laws of the Company, dated as of June 1, 1991 (incorporated by reference to Exhibit 3(d) to Amendment #1 to the Company's registration Statement on Form S-1 dated May 21, 1991, File No. 33-40151)

4.4	DeVry Inc. 2003 Stock Incentive Plan

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP

24.1	Consent of PricewaterhouseCoopers LLP

24.2	Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5 hereto)

25.1	Powers of Attorney (included on the signature page of the registration statement)